EXHIBIT 10.3

Execution Copy

REPURCHASE OPTION AGREEMENT

This REPURCHASE OPTION AGREEMENT (the “Agreement”), dated and effective as of October 28, 2022 (the “Effective Date”), is executed between Midwest Energy Emissions Corp., a Delaware corporation, (the “Company”), and AC Midwest Energy LLC, a Delaware limited liability company (the “Stockholder”). Each of the Company and the Stockholder may hereinafter be referred to, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Stockholder is the beneficial holder of 11,700,000 shares (the “Stockholder’s Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which represents approximately 13.02% (the “Beneficial Ownership Interest”) of the total number of shares of Common Stock issued and outstanding as of the Effective Date; and

WHEREAS, the Company has requested that the Stockholder, and the Stockholder is agreeable to, grant to the Company the right and option (the “Option”) to repurchase a portion of the Stockholder’s Shares (the “Option Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual covenants contained herein, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated in this Agreement and made a part hereof by reference.

2. Grant of Option. The Stockholder hereby grants the Company the Option, exercisable from time to time at any time on or after the Effective Date (each, an “Exercise Date”) until expiration of the Term (as hereinafter defined), to repurchase that number of Option Shares as set forth herein, at the Exercise Price (as hereinafter defined), subject to the following terms and conditions:

(a) upon initial exercise of the Option (the “Initial Exercise”) the Company shall purchase no less than that number of Option Shares as shall reduce the Stockholder’s Beneficial Ownership Interest to 9.9% of the Company’s issued and outstanding Common Stock as of the Exercise Date, calculated in accordance with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b) following the Initial Exercise, the Company may at any time and from time to time exercise the Option to purchase up to that number of additional Option Shares until such time as the Stockholder’s Beneficial Ownership Interest reaches 5.0% of the Company’s issued and outstanding Common Stock as of the Exercise Date, calculated in accordance with the requirements of Section 16 of the Exchange Act (the “Beneficial Ownership Limit”), at which time this Option shall be deemed to have been exercised in full.

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3. Option Term.

(a) As used herein, “Term” shall mean the period beginning on the Effective Date and ending on the earlier of: (i) the date on which the Stockholder no longer holds Options Shares in excess of the Beneficial Ownership Limit; and (ii) August 25, 2025.

(b) If the Company fails to exercise the Option in full, or otherwise fails to exercise the Option at all, prior to the end of the Term, then all rights hereunder shall immediately terminate.

4. Exercise Price. The exercise price per Option Share (the “Exercise Price”) shall be equal to $0.50 per share.

5. Exercise of Option. The Option shall be exercisable during the Term by a written, unconditional, irrevocable and dated notice in form of Exhibit A hereto (the “Written Notice”), which shall recite the Company’s election to exercise the Option for all or a portion of the Option Shares which may be acquired hereunder in accordance with the requirements of Section 2. Such Written Notice shall be signed by the Company and shall be given to the Stockholder in the manner provided for herein. The Option may not be exercised if the repurchase of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.

6. Closing. If the Option is exercised, the closing (the “Closing”) of the repurchase and sale of the Options Shares being acquired shall take place as soon as practicable but no later than ten (10) business days after the date of delivery of the Written Notice to the Stockholder unless the Parties shall otherwise agree in writing (hereinafter the “Closing Date”). At the Closing, which shall take place virtually or at a time and place otherwise agreed to by the Parties, (a) the Company shall pay the aggregate Exercise Price for the Option Shares being purchased by wire transfer of immediately available funds to a bank account designated by the Stockholder prior to the Closing Date, and (b) the Stockholder shall deliver to Company, or otherwise to the Company’s transfer agent, if requested by the Company, one or more stock certificates evidencing the Options Shares being purchased (or appropriate book entry forms, if applicable) duly endorsed in the form provided by the Company.

7. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) The Stockholder has all requisite power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution, delivery and performance by the Stockholder of this Agreement does not and will not (i) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which the Stockholder is a party or by which it is bound, (ii) violate any judgment, decree, order, statute, rule or regulation applicable to the Stockholder or the Option Shares, or (iii) require the Stockholder to obtain any approval, consent or waiver of, or to make any filing (other than filings under the Exchange Act) with, any person or entity (governmental or otherwise) that has not been obtained or made.

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(c) The Stockholder is the beneficial owner of the Options Shares with good and marketable title thereto, free and clear of any pledge, liens, charge, encumbrance or security interest of any kind, and that the Stockholder has the power, authority and right to transfer the Option Shares in accordance with the terms of this Agreement.

(d) The Stockholder acknowledges and understands that the Company may during the Term of this Agreement sell shares of Common Stock, or other securities of the Company, to third parties at per share, or effective per-share, purchase prices that may be significantly higher or lower than the Exercise Price which may be paid by the Company hereunder for the Option Shares. Notwithstanding any such sales, the Stockholder agrees to accept the Exercise Price as full and fair payment for the Option Shares to be purchased hereunder.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

(a) The Company has all requisite power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy laws or other laws affecting creditors’ rights generally and by general principles of equity.

(b) The execution, delivery and performance by the Company of this Agreement does not and will not (i) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which the Company is a party or by which it is bound, (ii) violate any judgment, decree, order, statute, rule or regulation applicable to the Company, or (iii) require the Company to obtain any approval, consent or waiver of, or to make any filing (other than filings under the Exchange Act) with, any person or entity (governmental or otherwise) that has not been obtained or made.

9. Adjustment Provisions. All numbers contained in, and all calculations required to be made pursuant to this Agreement shall be adjusted as appropriate in order to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by the Company after the date hereof and prior to any exercise of the Option.

10. No Obligation to Exercise Option. The granting of the Option hereunder shall impose no obligation upon the Company to exercise such Option.

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11. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(b) The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

(c) The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.

(d) Neither this Agreement nor any rights or obligations under it may be assigned by either Party, without the express written consent of the other, but it shall be binding upon and shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

(e) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices as provided in this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

(f) The Parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

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(g) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) upon transmission and confirmation of receipt, if sent by facsimile or email transmission (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (c) one business day after deposit with an overnight courier service, if sent by overnight courier; in each case properly addressed to the Party to receive the same. The addresses, facsimile numbers or email addresses for such communications shall be:

if to the Company:

Midwest Energy Emissions Corp.

Attn: Richard MacPherson, CEO

1810 Jester Drive

Corsicana, Texas 75109

Phone: (614) 505-6115

Email: rmacpherson@me2cenvironmental.com

with a copy (which shall not constitute notice):

Kaye Cooper Kay & Rosenberg, LLP

425 Eagle Rock Avenue, Suite 200

Roseland, New Jersey 07068

Facsimile: (973) 443-0601

Attention: David M. Kaye

Email: dmkaye@kcfkr.com

if to the Stockholder:

Alterna Capital Partners LLC

Attn: Samir Patel

15 River Road, Suite 320

Wilton, Connecticut 06897

Phone: (203) 210-7672

Email: samir.patel@alternacapital.com

with a copy (which shall not constitute notice):

Saul Ewing Arnstein & Lehr, LLP

1270 Avenue of the Americas, Suite 2005

New York, New York 10020

Facsimile: (212) 980-7209

Attention: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

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(h) All representations and warranties made by the Parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the Parties.

(i) Each of the Parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with its own attorney regarding this Agreement prior to executing the same and has done so to the extent it deems appropriate.

(j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement. The counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, each Party has caused its signature page to this Repurchase Option Agreement to be duly executed as of the date first written above.

COMPANY:

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ Richard MacPherson
Name:	Richard MacPherson
Its:	Chief Executive Officer

STOCKHOLDER:

AC MIDWEST ENERGY LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

[Signature Page to Repurchase Option Agreement]

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EXHIBIT A

REPURCHASE OPTION EXERCISE FORM

(to be signed only on exercise of Repurchase Option)

To: AC Midwest Energy LLC

Reference is made to the Repurchase Option Agreement (the “Agreement”) dated and effective as of _______________, 2022 by and between Midwest Energy Emissions Corp. (the “Company”) and AC Midwest Energy LLC (the “Stockholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

The undersigned hereby gives you unconditional and irrevocable notice that we require you to sell and transfer to the undersigned in accordance with the terms and conditions of the Agreement, the following number of the Option Shares at the Exercise Price set forth below:

Number of Shares being exercised:

Exercise Price per Share:

Aggregate Exercise Price:

MIDWEST ENERGY EMISSIONS CORP.

Date: ____________________________________	By:
Name:
Its:

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